Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for Fourth Quarter and Fiscal 2015

Fiscal Year Revenues Increased 15 Percent over the Prior Year

SAN ANTONIO — January 28, 2016 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, today announced its financial results for the three months and fiscal year ended December 31, 2015.

Revenue for the fourth quarter of 2015 was $8.5 million, which is the highest quarterly revenue in Globalscape’s history. This result is an increase of 8 percent when compared with revenue of $7.9 million for the fourth quarter of 2014.

Revenue for the year ended December 31, 2015, was $30.8 million, which is the highest annual revenue in Globalscape’s history. This result is an increase of 15 percent when compared with revenue of $26.8 million for the year ended December 31, 2014.

For the fourth quarter of 2015, the Company’s net income remained steady at $1.2 million compared with net income of $1.2 million for the fourth quarter of 2014 even as the Company continued its enhanced investments in new product development and expanded sales and marketing initiatives. Earnings per share was $0.06 for the fourth quarter of 2015 compared with $0.06 for the fourth quarter of 2014.

For the year ended December 31, 2015, the Company had net income of $4.6 million compared with net income of $3.0 million for the year ended December 31, 2014. Earnings per share was $0.22 for the year ended December 31, 2015, compared with $0.15 for the year ended December 31, 2014.

Adjusted EBITDA Excluding Infrequent Items was $7.3 million for the year ended December 31, 2015, compared with $5.4 million for the year ended December 31, 2014. Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under generally accepting accounting principles, or GAAP, and has limitations as an analytical tool and when assessing the Company’s operating performance. This non-GAAP financial measurement should not be considered in isolation from or as a substitute for net income or other income statement data prepared in accordance with GAAP.

The Company’s cash, cash equivalents and short-term investments increased 32 percent during 2015 to a balance of $19.1 million at December 31, 2015. Other than liabilities for normal trade payables and taxes, the Company has no debt.

Supporting Quote:
James L. Bindseil, President and Chief Executive Officer at Globalscape
“We are very pleased with the entire Globalscape team for their tireless work in achieving new records in both the fourth quarter and for the year of 2015. Accomplishing these increases in bookings, revenue, net income, and cash places us in an excellent position as we enter 2016. We remain confident that the world-class technology we develop, combined with the efforts of our sales, marketing, support and channel teams, make our products, services, and customer care second to none. Our focused team continues to execute on our strategic plan as we identify all possible paths to accelerate potential growth in the year ahead and beyond. As we approach our 20th anniversary as a company, we believe the best is yet to come.”

Globalscape 2015 Financial Statements

•	Financial Statements (PDF)

Conference Call January 28, 2016 at 4:30 p.m. ET
Globalscape management will hold a conference call on January 28, 2016, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the fourth quarter and fiscal year 2015. Those wanting to join may call 888-481-2844 or 719-325-2402 and use Conference ID # 971042. A live webcast of the conference call will also be available on the Investor Relations page of the company's website at www.globalscape.com. A webcast replay will be made available on the company's website shortly after the call is completed.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 calendar year, filed with the Securities and Exchange Commission on March 30, 2015.

INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (214) 987-4121
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

GlobalSCAPE, Inc.
Consolidated Balance Sheets
(in thousands except share amounts)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$15,885	$11,358
Short term investments	3,254	-
Accounts receivable (net of allowance for doubtful accounts of $325 and $511 in 2015 and 2014, respectively)	6,081	5,938
Federal income tax receivable	290	-
Prepaid expenses	511	488
Total current assets	26,021	17,784

Fixed assets, net	498	616
Long term investments	-	3,185
Intangible assets, net	3,982	3,298
Goodwill	12,712	12,712
Deferred tax asset	940	692
Other assets	60	100
Total assets	$44,213	$38,387

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$839	$1,111
Accrued expenses	1,893	1,590
Deferred revenue	12,000	11,411
Income taxes payable	127	2
Total current liabilities	14,859	14,114

Deferred revenue, non-current portion	3,612	3,393
Other long term liabilities	44	52
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,383,467 and 20,989,267 shares issued at December 31, 2015 and December 31, 2014, respectively	21	21
Additional paid-in capital	19,583	18,370
Treasury stock, 403,581 shares, at cost, at December 31, 2015 and December 31, 2014	(1,452)	(1,452)
Retained earnings	7,546	3,889
Total stockholders’ equity	25,698	20,828
Total liabilities and stockholders’ equity	$44,213	$38,387

GlobalSCAPE, Inc.
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	For the Year Ended December 31,
	2015	2014

Operating revenues:
Software licenses	$12,023	$10,292
Maintenance and support	16,595	15,033
Professional services	2,223	1,445
Total revenues	30,841	26,770
Costs of revenues (See note)
Software licenses	2,428	1,508
Maintenance and support	1,466	1,491
Professional services	1,775	785
Total costs of revenues	5,669	3,784
Gross Profit	25,172	22,986
Operating expenses (See note)
Sales and marketing	10,025	10,012
General and administrative	6,168	6,176
Research and development	2,562	2,183
Total operating expenses	18,755	18,371
Income from operations	6,417	4,615
Other income (expense):
Interest expense	(4)	(105)
Interest income	82	63
Total other income (expense)	78	(42)
Income before income taxes	6,495	4,573
Provision for income taxes	1,897	1,547
Net income	$4,598	$3,026
Comprehensive income	$4,598	$3,026

Net income per common share - basic	$0.22	$0.15

Net income per common share - diluted	$0.22	$0.15

Weighted average shares outstanding:
Basic	20,824	20,163

Diluted	21,366	20,693

Note: Cost of revenues and operating expenses for the year ended December 31, 2014, have been reclassified to conform with the expanded presentation of these items for the year ended December 31, 2015. These reclassifications are between cost of revenues and operating expense items only and resulted in no change to previously reported amounts of total operating expenses, income from operations, income before income taxes, net income, or earnings per share.

GlobalSCAPE, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31,
	2015	2014
Operating Activities:
Net income	$4,598	$3,026
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	62	445
Depreciation and amortization	1,553	883
Stock-based compensation	647	521
Deferred taxes	(248)	968
Excess tax deficiency from exercise of share based compensation	(58)	227
Other		74
Subtotal before changes in operating assets and liabilities	6,554	6,144
Changes in operating assets and liabilities:
Accounts receivable	(205)	(2,619)
Prepaid expenses	(23)	(139)
Federal income taxes	(107)	(112)
Other assets	40	44
Accounts payable	(272)	456
Accrued expenses	303	693
Deferred revenues	808	4,004
Other long-term liabilities	(8)	(8)
Net cash provided by (used in) operating activities	7,090	8,463
Investing Activities:
Software development costs	(1,967)	(2,847)
Purchase of property and equipment	(152)	(252)
Interest on long term investments	(69)	(63)
Net cash provided by (used in) investing activities	(2,188)	(3,162)
Financing Activities:
Proceeds from exercise of stock options	508	2,243
Tax deficiency (benefit) from stock-based compensation	58	(227)
Notes payable principal payments		(4,386)
Dividends paid	(941)	(1,028)
Net cash provided by (used in) financing activities	(375)	(3,398)
Net increase (decrease) in cash	4,527	1,903
Cash at beginning of period	11,358	9,455
Cash at end of period	$15,885	$11,358

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$117
Income taxes	$2,146	$565

GlobalSCAPE, Inc.
Adjusted EBITDA Excluding Infrequent Items
(in thousands, except per share amounts)

	Year Ended
	December 31
	2015	2014
Income from operations (before interest and taxes)	$6,417	$4,615
Add (subtract):
Depreciation and amortization:
Total depreciation and amortization	1,553	883
Amortization of capitalized software development costs	(1,283)	(577)
Stock-based compensation expense	647	521
Infrequent items	-	-
Adjusted EBITDA Excluding Infrequent Items	$7,334	$5,442